Exhibit 10.1

January 22, 2021

MAG Partners 2.0 LLC

c/o MaryAnne Gilmartin

RE: Interim CEO Appointment Extension

Dear MaryAnne:

Reference is made to that certain letter agreement, by and among you, Mack-Cali Realty Corporation (the “Company”), and MAG Partners 2.0 LLC, a Delaware limited liability company (“Consultant”), dated as of July 24, 2020 (the “Letter Agreement”). As we have discussed, this letter amendment (“Amendment”) memorializes the terms and conditions of the Company’s extension of the engagement of Consultant to make you, MaryAnne Gilmartin (“Principal”), available to serve as the Interim CEO of the Company. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Letter Agreement.

Terms of Extension: The parties agree that the Term is hereby extended until July 25, 2021 (the “End Date”). However, Consultant and Principal acknowledge and agree that Principal’s appointment as Interim CEO will end on the earlier to occur of (x) the commencement of employment of a permanent Chief Executive Officer of the Company, or (y) a date selected by the Board (no later than July 25, 2021). The Board will use reasonable, good faith efforts to keep Consultant reasonably apprised regarding the anticipated timing of the end of Principal’s appointment as Interim CEO, and to consult with Consultant and Principal regarding any public or internal Company announcements regarding the appointment of a permanent Chief Executive Officer. Following the end of Principal’s appointment as Interim CEO, Consultant shall continue to make Principal reasonably available through the End Date to the Company to assist with the transition of Principal’s duties to her successor and on any other matters that the Company may reasonably request, and the parties shall honor the Letter Agreement in accordance with its terms, as amended by this Amendment. For the avoidance of doubt, if the Term ends at any time before the End Date, other than a termination by the Board for Cause, then the Company shall continue to pay the Retainer to Consultant through the End Date.

Miscellaneous: Except as expressly set forth in this Amendment, the Letter Agreement remains in full force and effect in accordance with its terms. This Amendment will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law thereunder. This Amendment may be executed in one or more counterparts (including, without limitation, in .pdf or other electronic format), all of which when taken together shall constitute one and the same agreement.

Please sign and return to the Company a copy of this Amendment to confirm agreement with the terms set forth above.

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[signature page follows]

Sincerely,

MACK-CALI REALTY CORPORATION

By:/s/ Gary T. Wagner

Name: Gary T. Wagner

Title: General Counsel and Secretary

ACKNOWLEDGED AND AGREED:

CONSULTANT:

MAG PARTNERS 2.0 LLC

/s/ MaryAnne Gilmartin
By: MaryAnne Gilmartin
Title:

PRINCIPAL:

/s/ MaryAnne Gilmartin
MaryAnne Gilmartin

[Signature Page to MAG Partners Letter Agreement Amendment]